                                                               Exhibit 10(v)(2)
-------------------------------------------------------------------------------

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of February 6, 2001 ("THIS AMENDMENT"), among the following:

                  (i) LESCO, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

                  (ii) the Lenders a party to the Credit Agreement, as hereinafter defined; and

                  (iii) NATIONAL CITY BANK, a national banking association, as a Lender, the Swing Line Lender and as the Administrative Agent under the Credit Agreement.

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Swing Line Lender and the Administrative Agent entered into the Credit Agreement, dated as of September 23, 1999 (as the same may from time to time be amended, restated or otherwise modified, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

                           SECTION 1. AMENDMENTS, ETC.

         1.1. AMENDED DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "ASSET SALE", "CONSOLIDATED INTEREST EXPENSE" and "GENERAL REVOLVING COMMITMENT" therefrom and to insert in place thereof, respectively, the following:

                  "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, PROVIDED that the term Asset Sale specifically excludes (a) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, or (b) the sale, lease transfer or other disposition of assets in connection with a Permitted Asset-Securitization.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases, any Permitted Asset Securitization and Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Preferred Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, BUT EXCLUDING, HOWEVER, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

                  "GENERAL REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Commitment other than during any Commitment Increase Period" or "General Revolving Commitment during any Commitment Increase Period", as determined in accordance with section 4.2(e), as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         1.2. AMENDMENT TO INDEBTEDNESS DEFINITION. Section 1.1 of the Credit Agreement is hereby amended to delete subpart (vii) of the definition of "INDEBTEDNESS" and to insert in place thereof the following:

                           (vii) all Capitalized Lease Obligations of such
                    person and all obligations of such person with respect to any asset-securitization or other similar facility, including, but not limited to, any Permitted Asset Securitization;

         1.3. NEW DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "ADJUSTED LEVERAGE RATIO" shall mean, for any Testing Period, the ratio of (a) Consolidated EBITDA for such Testing Period, TO (b)
           (i) the aggregate of the amounts of Consolidated Total Debt on the last day of each fiscal quarter included in such Testing Period, divided by (ii) four (4), in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, in determining Consolidated Total Debt for the purposes of calculating the Adjusted Leverage Ratio for any Testing Period, the Borrower shall include the aggregate amount of the Permitted Asset Securitization as of the end of each fiscal quarter included in such Testing Period.

                  "COMMITMENT INCREASE PERIOD" shall mean the period from March 1, 2001 through and including May 31, 2001 and the period from March 1 through and including May 31 of each year thereafter.

                  "LEVERAGE RATIO" shall mean, for any Testing Period, the ratio of (a) Consolidated EBITDA for such Testing Period, TO (b) the amount of Consolidated Total Debt at such time, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, in determining Consolidated Total Debt for the purposes of calculating the Leverage Ratio for any Testing Period, the Borrower shall include the aggregate amount of the Permitted Asset Securitization as of the end of such Testing Period.

                  "PERMITTED ASSET SECURITIZATION" shall mean an asset-securitization facility with respect to the accounts receivable of the Borrower and its Subsidiaries entered into by the Borrower and its Subsidiaries with a financial institution or a syndicate of financial institutions on or before June 30, 2001, so long as (a) the maximum amount of such facility does not exceed $60,000,000 at any time, (b) neither the Borrower nor any of its Subsidiaries shall have incurred any Indebtedness of any kind in connection with such facility nor shall there be any recourse to the Borrower or any of its Subsidiaries in connection with such facility, (c) at least twenty days prior to the closing of the initial transaction relating to such facility, the Borrower shall have provided written notice thereof to Administrative Agent and the Lenders, and (d) the Borrower shall have provided to the Administrative Agent or any Lender such documentation or other information with respect to such facility as the Administrative Agent or any such Lender shall reasonably request.

         1.4. PRICING CHANGES. Sections 2.8(h) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (H) INTEREST RATE MARGINS. As used herein the terms "APPLICABLE PRIME RATE MARGIN" and "APPLICABLE EURODOLLAR MARGIN" shall mean the applicable rates (subject at all times to section 2.8(d)) determined in accordance with the following provisions:

                           (i) for any date prior to February 1, 2001, the
                    Applicable Prime Rate Margin and the Applicable Eurodollar Margin for all Loans shall be determined in accordance with section 2.8(h) of the Credit Agreement as in effect prior to February 1, 2001;

                           (ii) from February 1, 2001 through March 31, 2001,
                    the Applicable Prime Rate Margin shall be zero basis points per annum and the Applicable Eurodollar Margin shall be 175 basis points per annum;

                           (iii) commencing on and after April 1, 2001, and
                    continuing with each fiscal quarter thereafter, the Applicable Prime Rate Margin and Applicable Eurodollar Margin shall be the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table that appears below, based on the calculation of the Adjusted Leverage Ratio and the following provisions:

                                    (A) Changes in the Applicable Prime Rate
                             Margin and the Applicable Eurodollar Margin based upon changes in the Adjusted Leverage Ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b), as applicable, of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the Adjusted Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                                    (B) Notwithstanding the above provisions,
                             during any period when the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), a Default under section 10.1(a) has occurred and is continuing, or an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurodollar Margin shall each be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Adjusted Leverage Ratio at such time.

                                    (C) Any changes in the Applicable Prime Rate
                             Margin or the Applicable Eurodollar Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(h) shall be conclusive and binding absent manifest error.

                           PRICING GRID TABLE

                           (EXPRESSED IN BASIS POINTS)



                                Adjusted                     Applicable        Applicable          Applicable
                              Leverage Ratio              Eurodollar Margin    Prime Rate       Facility Fee Rate
                                                                                 Margin
                 ---------------------------------------- ------------------ --------------- ------------------------


                 Greater than or equal to 3.00 to 1.00         175.00                 0                   50.00

                 Greater than or equal to 2.50 to 1.00         150.00                 0                   37.50
                 but less 3.00 to 1.00

                 Greater than or equal to 2.00 but less        125.00                 0                   37.50
                 than 2.50 to 1.00


                 Greater than or equal to 1.50 to 1.00         100.00                 0                   25.00
                 but less than 2.00 to 1.00

                 Less than 1.50 to 1.00                         75.00                 0                   25.00


         1.5. AMENDMENT TO SECTION 4.2 OF THE CREDIT AGREEMENT. The Credit Agreement is hereby amended to delete section 4.2 therefrom in its entirety and to insert in place thereof the following:

                  4.2. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC.

                  (a) The Total Commitment (and the Commitment of each Lender) shall terminate on September 30, 1999, unless the Closing Date has occurred on or prior to such date.

                  (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

                  (c) The Total General Revolving Commitment shall be permanently reduced, without premium or penalty (other than any breakage compensation pursuant to section 2.11, if any), at any time that a mandatory prepayment of General Revolving Loans would be required to be made pursuant to section 5.2(d) (i) or (ii). Any such reduction shall be in the amount of the prepayment that would be required to be made pursuant to section 5.2(d) (i) or (ii), as applicable, and shall be applied to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders. The Borrower shall provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) of any reduction of the Total General Revolving Commitment pursuant to this section 4.2(c), specifying the date and amount of the reduction.

                  (d) So long as no Default or Event of Default shall exist or immediately thereafter begin to exist, on the first day of each Commitment Increase Period and thereafter until and including the last day of such Commitment Increase Period, the General Revolving Commitment of each Lender shall automatically be increased, without notice by the Administrative Agent to the Borrower or any Lender, to the amount set forth opposite such Lender's name in Annex I as its "General Revolving Commitment during any Commitment Increase Period". On the last day of any such Commitment Increase Period, the General Revolving Commitment of each Lender shall automatically be decreased, without notice by the Administrative Agent to the Borrower or any Lender, to the amount set forth opposite such Lender's name in Annex I as its "General Revolving Commitment other than during any Commitment Increase Period". In connection with any such reduction of the General Revolving Commitment of any Lender, the Borrower shall make a prepayment of General Revolving Loans in accordance with section 5.2(a) and shall pay to any Lender any breakage compensation due to such Lender pursuant to section 2.11, if any.

         1.6. AMENDMENT TO SECTION 5.2 OF THE CREDIT AGREEMENT. The Credit Agreement is hereby amended to delete subpart (d) of section 5.2 therefrom and to insert in place thereof the following:

                  (D) CERTAIN PROCEEDS OF ASSET SALES AND PERMITTED ASSET SECURITIZATION.
                           (i) If the Borrower and its Subsidiaries shall have
                    received Net Cash Proceeds from one or more Asset Sales consummated during any fiscal year of the Borrower in an aggregate amount greater than 10% of the Borrower's Consolidated Net Worth as of the end of the preceding fiscal year (such excess being hereinafter referred to as the "Excess Net Cash Proceeds"), then, not later than the third Business Day following the date of receipt of such Excess Net Cash Proceeds, the Borrower shall pay to the Administrative Agent an amount (conforming to the requirements as to the amount of partial prepayments contained in section 5.1) at least equal to such Excess Net Cash Proceeds. The amount so paid to the Administrative Agent shall be applied as a mandatory prepayment of principal of FIRST, Swing Line Revolving Loans and, SECOND, after Swing Line Revolving Loans shall have been paid in full, General Revolving Loans; PROVIDED, that if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries expect Consolidated Capital Expenditures to be made during the following 12 months, and the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Excess Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent the Borrower so indicates that such reinvestment will take place. If, at the end of any such 12 month period, any portion of such Excess Net Cash Proceeds has not been so reinvested, the Borrower shall immediately make a prepayment of the outstanding Swing Line Revolving Loans and General Revolving Loans as provided above in an amount, conforming to the requirements as to amount of prepayments contained in section 5.1, at least equal to such remaining amount.

                           (ii) If, at any time, the Borrower and its
                    Subsidiaries have completed a Permitted Asset Securitization pursuant to section 9.2(d), then, on the date that the Borrower or any of its Subsidiaries receive any proceeds of such Permitted Asset Securitization, all of such proceeds (minus all reasonable and customary expenses incurred in connection with such Permitted Asset Securitization) shall be applied as a mandatory prepayment of principal of FIRST, Swing Line Revolving Loans and, SECOND, after Swing Line Revolving Loans shall have been paid in full, General Revolving Loans.

                           (iii) On the date of any such prepayment pursuant to
                    subparts (i) or (ii) above, the General Revolving Commitments of the Lenders shall be permanently reduced in accordance with section 4.2.

         1.7. AMENDMENT TO SECTION 8.1 OF THE CREDIT AGREEMENT. The Credit Agreement is hereby amended to delete subpart (c) of section 8.1 therefrom and to insert in place thereof the following:

                                    (C) OFFICER'S COMPLIANCE CERTIFICATES. At
                    the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish compliance with the provisions of sections 9.4(c), 9.5(l) and (m), and 9.6 through 9.9, inclusive of this Agreement, (ii) the calculations required to determine the Adjusted Leverage Ratio pursuant to section 2.8(h), and
                    (iii) an identification of the amounts of any financial items of persons or business units acquired by the Borrower for any periods prior to the date of acquisition which are used in making the calculations set forth in the foregoing subparts (i) and (ii).

         1.8. AMENDMENT TO SECTION 9.2 OF THE CREDIT AGREEMENT. The Credit Agreement is hereby amended to delete subpart (d) of section 9.2 therefrom and to insert in place thereof the following:

                  (D) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may:

                           (i) sell all or part of the accounts receivable of
                    the Borrower or any Subsidiary in connection with a Permitted Asset Securitization, so long as, contemporaneously with the completion of such transaction, the Borrower prepays its Loans as and to the extent required by section 5.2;

                           (ii) (A) sell any property, land or building
                    (including any related receivables or other intangible assets) to any person that is not a Subsidiary of the Borrower, (B) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person that is not a Subsidiary of the Borrower, or (C) permit any Subsidiary to be merged or consolidated with a person that is not an Affiliate of the Borrower, or (D) consummate any other Asset Sale with a person that is not a Subsidiary of the Borrower; PROVIDED that:

                                    (1) the consideration for such transaction
                             represents fair value (as determined by management of the Borrower), and at least 75% of such consideration consists of cash,

                                    (2) in the case of any such transaction
                             involving consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and, if requested by the Administrative Agent, a certified copy of the draft or definitive documentation pertaining thereto, and

                                    (3) contemporaneously with the completion of
                             such transaction, the Borrower shall prepay its Loans as and to the extent required by section 5.2 hereof; and

                           (iii) in addition to dispositions permitted pursuant
                    to subpart (i) and (ii) above, the Borrower and its Subsidiaries may sell or otherwise dispose of obsolete, worn out or surplus equipment or fixtures at any time in the ordinary course of business.

         1.9. NEW SECTION 8.12. The Credit Agreement is hereby amended to add the following new section 8.12 immediately after section 8.11 as follows:

                  8.12. SUBSIDIARY GUARANTIES. Each Subsidiary of the Borrower or of any Subsidiary created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to the Administrative Agent a Guaranty of Payment of all of the Obligations, such agreement to be in form and substance acceptable to the Administrative Agent and the Required Lenders, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent and the Required Lenders; PROVIDED, HOWEVER that a Subsidiary organized outside of the United States shall not be required to execute a Guaranty of Payment to the extent that such Guaranty of Payment will result in adverse tax consequences for the Borrower.

         1.10.    AMENDMENTS TO CERTAIN FINANCIAL COVENANTS. Sections 9.8 and
9.9 of the Credit Agreement are hereby amended such that, for any date prior to December 31, 2000, the Borrower shall be required to comply with such sections as in effect prior to the Amendment Effective Date, as hereinafter defined, and, on December 31, 2000 and thereafter, such sections shall be amended in their entirety to read as follows:

                  9.8. LEVERAGE RATIO. The Borrower will not at any time permit the Leverage Ratio, at the end of any Testing Period, to exceed: (a)
           3.75 to 1.00 for its Testing Period ended December 31, 2000, (b) 4.25 to 1.00 for its Testing Period ended March 31, 2001, (c) 3.00 to 1.00 for its Testing Period ended June 30, 2001, and (d) 2.75 to 1.00 for any Testing Period thereafter.

                  9.9. INTEREST AND RENT COVERAGE RATIO. The Borrower will not permit at any time its Interest and Rent Coverage Ratio to be less than (a) 1.60 to 1.00 for its Testing Period ended December 31, 2000,
           (b) 1.40 to 1.00 for its Testing Period ended March 31, 2001, (c)
           1.70 to 1.00 for its Testing Period ended June 30, 2001, (d) 1.90 to
           1.00 for its Testing Period ended September 30, 2001, (e) 2.00 to
           1.00 for its Testing Period ended December 31, 2001, and (f) 2.50 to
           1.00 for any Testing Period thereafter.

         1.11. AMENDMENT TO SECTION 9.3. The Credit Agreement is hereby amended to add the following new subpart (f) to section 9.3 immediately after subpart (e) as follows:

                           (F) NOTICE FILING: the filing of UCC financing
                  statements for notice purposes only in connection with a Permitted Asset Securitization, so long as the form and content of such financing statements have been approved by the Administrative Agent prior to the filing thereof.

         1.12. ANNEX I AND II REPLACED. The Credit Agreement is hereby amended to delete Annex I and Annex II thereof and to substitute in place thereof a new Annex I and a new Annex II in the form of the attached Annex I and Annex II, respectively.

         SECTION 2.        REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. AUTHORIZATION AND VALIDITY OF AMENDMENT, ETC. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. NO EVENT OF DEFAULT. No Default or Event of Default exists or hereafter will begin to exist.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

         2.5. FINANCIAL STATEMENTS, ETC. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of:

                  (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 1999, and the related audited consolidated statements of income, stockholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants; and

                  (b) the unaudited condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of September 30, 2000, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for the fiscal quarter or quarters then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC.

All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to the absence of footnotes and to normal audit adjustments none of which will involve a Material Adverse Effect.

         2.6. NO CLAIMS, ETC. The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document.


         SECTION 3.        RATIFICATIONS.

         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         SECTION 4.        BINDING EFFECT.

         This Amendment shall become effective on February 6, 2001 (the "AMENDMENT EFFECTIVE DATE"), subject to the satisfaction of the following conditions on or before such date:

                  (a) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

                  (b) the Borrower shall have duly executed and delivered to each Lender a replacement General Revolving Note in the maximum amount of such Lender's General Revolving Commitment, and otherwise conforming to the requirements of the Credit Agreement. After a Lender receives such new General

         Revolving Note, such Lender shall mark the General Revolving Note being replaced thereby "Replaced" and return the same to the Administrative Agent for redelivery to the Borrower;

                  (c) the Borrower shall have provided to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, executed by each Subsidiary, together with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent and the Required Lenders;

                  (d) the Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders, an amendment fee (based upon the maximum amount of the General Revolving Commitment) in the amount of $175,000; and

                  (e) the Administrative Agent shall have been notified by the Required Lenders that such Lenders have consented to the changes in the Credit Agreement effected by this Amendment (which notification may be by facsimile or other written confirmation of such consent).

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, Administrative Agent and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Administrative Agent shall promptly furnish a copy of this Amendment to each Lender and the Borrower.

         SECTION 5.        MISCELLANEOUS.

         5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

         5.4.     SEVERABILITY.   Any  term  or  provision  of  this   Amendment
held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws provisions.

         5.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement. Except as set forth herein, the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         5.8. WAIVER OF CLAIMS. The Borrower, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         5.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank.]

         5.10. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                                        LESCO, INC.


                                        By: /s/ R. Breck Denny
                                            -----------------------------------
                                            R. Breck Denny, Vice President and
                                            Chief Financial Officer


                                        NATIONAL CITY BANK,
                                            as a Lender, the Swing Line Lender
                                            and the Administrative Agent


                                        By: /s/ Robert S. Coleman
                                            -----------------------------------
                                            Robert S. Coleman, Senior Vice
                                            President

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ Joseph G. Moran
                                            -----------------------------------
                                            Joseph G. Moran, Vice President
                                            & Managing Director


                                        BANK ONE, MICHIGAN


                                        By: /s/ Babette Casey Coerdt
                                            -----------------------------------
                                            Babette Casey Coerdt, Managing
                                            Director